Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     Employment Agreement, dated as of July 15, 2006 and effective as of August 9, 2006 (the "Effective Date") between ATC HEALTHCARE INC., a Delaware Corporation ("ATC" or the "Corporation"), and Daniel M. Pess who resides at 227 Carpenter Avenue, Sea Cliff, New York 11579 ("Executive").

     WHEREAS, ATC wishes to secure the services of the Executive on the terms and conditions set forth below;

     AND WHEREAS, the Executive is willing to accept employment with ATC on such terms and conditions.

     NOW, THEREFORE, in consideration of their mutual promises and other adequate consideration, ATC and the Executive do hereby agree as follows:

     1. EMPLOYMENT. ATC will employ the Executive as Senior Vice President, Chief Financial Officer (CFO) and Treasurer, in accordance with the terms and provisions of this Agreement.

     2. DUTIES. The Executive shall be responsible for the management of all aspects of the financial functions and related responsibilities of ATC. The Executive shall report directly to the Chief Executive Officer or such other Senior Executive of the Corporation and/or the Board of Directors. The Executive shall devote his full business time, attention and skill to the performance of his duties hereunder and to the advancement of the business and interests of ATC. Notwithstanding the foregoing, Executive may, at the discretion of ATC and

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with prior written approval which will not be unreasonably  withheld provided it does not unreasonably interfere with his duties under or violate this Agreement, and does not take place during business hours, acquire and oversee personal and family investments, serve as a director of other companies and engage in charitable activities.

     3. TERM. This Agreement shall continue in force and effect until the earliest of: (i) August 8, 2009 or (ii) until such time as notice is given in writing by either the Corporation or the Executive to the other, that they wish to terminate the Agreement. The Corporation and the Executive agree to meet to negotiate in good faith the renewal of this Agreement no less than two (2) months prior to the expiration date of this Agreement. This Agreement may be extended for an additional period or periods by mutual written agreement of the Company and the Executive. A termination of the terms of this Agreement where the parties are unable to agree to renewal terms shall not affect the payment or any provision of compensation or benefits, nor affect Executive's right to twelve (12) months of Base Salary as severance pay if terminated as set forth herein.

     4. COMPENSATION

(a) Salary. The Executive shall be paid a base salary of $227,200 per annum during the first year of the Agreement, $239,700 per annum during the second year of the Agreement, and $252,200 per annum during the third year of the Agreement. Such amounts payable in the same frequency as provided to other Executives of ATC.

(b) Bonus. Executive shall be entitled to participate in any bonus program (the "Bonus Program") that the Corporation makes generally available to its senior executive employees. Executive shall be entitled to participate in the Bonus Program so long as Executive serves as an employee of the Corporation, subject

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to the terms and  conditions of the Bonus Program and the then current  policies and procedures of the Corporation. The Bonus Program may involve a sum of cash or other consideration representing a pool for the benefit of all Executives (the "Pool"). The Executive will participate in the Pool, if earned, in an
amount  equal  to  no  less  than  20%  (twenty   percent)  of  the  total  Pool
consideration.

(c) Benefits. The Executive shall be eligible to receive and participate in all health, medical or other insurance benefits that ATC provides or makes available to its executive employees. The Executive may enroll in the ATC health program effective upon the first date of employment.

(d) Expenses. ATC shall reimburse the Executive for all reasonable and necessary expenses, including without limitation professional dues associated with belonging to the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants, upon submission by the Executive of receipts in accordance with ATC policy.

(e) Car Allowance. The executive will be paid a car allowance of $650 per month.

(f) Vacation. The Executive shall be entitled to twenty four (24) business days of paid time off (in addition to holidays recognized by the Company) during each twelve-month period of employment during the term of this Agreement.

(g) Employee Stock Purchase Plan. The Executive is entitled to participate in the Employee Stock Purchase Plan as described in the related plan documents.

     5. TERMINATION: RIGHTS AND OBLIGATIONS UPON TERMINATION.

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If the Executive's employment with the Corporation terminates during the term of this Agreement, then the Executive shall be entitled to receive severance benefits as follows:

(a) Involuntary Termination. If, at any time during the term of this Agreement, the Executive's employment terminates as a result of Involuntary Termination, including Good Reason as defined below, other than for Cause, Disability or death, or the Corporation breaches any of the material terms of this Agreement, the Corporation shall pay the Executive severance in the amount of one-twelfth (1/12) of the Base Salary of the Executive at the time of such termination (without giving effect to any reduction in Base Salary that resulted in such Involuntary Termination) per month, for a period of twelve (12) months. "Good Reason" shall mean (i) any material reduction in Executive's duties, titles or responsibilities, (ii) the required relocation of Executive from the greater New York area, or (iii) any breach of Section 3, 4 or 5 of this Agreement by the Corporation unless such breach is cured within fifteen (15) days of written notice of the breach by Executive.

(b) Disability; Death. If the Corporation terminates the Executive's employment as a result of the Executive's Disability, or such Executive's employment is terminated due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits except (i) those (if any) as may then be established (and applicable) under the Corporation's then-existing severance and other benefits plans and policies at the time of such Disability or death, (ii) benefits required by applicable laws, (iii) in the case of death, the Executive's salary for twenty six (26) weeks payable to the Executive's surviving spouse, or if the Executive has no spouse, to the Executive's estate, and (iv) the Executive, his spouse, or his estate as the case may be, has the right to exercise the vested portion of any stock options, stock rights or the like, for a period of three (3) months following the termination for death or

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disability.  In the event of  termination  as a result of Disability  under this
Agreement, the Executive shall be entitled to the benefits provided under the Corporation's then-existing disability or extended sick pay plan, for so long as such Executive continues to be disabled under this Agreement or benefits otherwise terminate under such plan, provided the Executive is deemed to be disabled under such plan.

(c) Voluntary Resignation; Termination for Cause. If the Executive's employment terminates by reason of the Executive's voluntary resignation (and is not an Involuntary Termination), or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established (and applicable) under the Corporation's then-existing severance and benefits plans and policies at the time of such termination.

     The Corporation shall have the right to terminate the Executive's employment under this Agreement for Cause. For purposes of the Agreement, the Corporation shall have "Cause" to terminate the Executive's employment if (i) the Executive assigns, pledges, or otherwise disposes of his rights and obligations under this Agreement, or attempts to do the same without the prior written consent of the Corporation; or (ii) the Executive deliberately or intentionally fails to fulfill his obligations under this Agreement or has materially breached any of the terms or conditions hereof and, in the case of a material breach, has failed to cure such breach within thirty (30) days after receiving notice from the Corporation thereof; (iii) Executive has engaged in

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willful  misconduct or has acted in bad faith in the  performance  of his duties under this Agreement in a manner that has a materially adverse effect on the Corporation or its financial performance; or (iv) the Executive has breached
Section 7 of this Agreement; or (v) the Executive has committed or been convicted of a felony or has committed embezzlement or a theft of funds or assets of the Corporation. If the Corporation terminates this Agreement for Cause, the Corporation's obligations hereunder shall cease, except for the Corporation's obligation to pay the Executive the compensation and expenses accrued and unpaid as of the date of termination in accordance with the provisions hereof. Notwithstanding the foregoing, for a period of eighteen (18) months after a Change of Control, as defined below, the term Cause shall solely mean an event described in clauses (i), (ii), (iv) or (v) of the immediately preceding sentence.

(d) In the event that at any time Executive is discharged by the Corporation other than for Cause as defined above or in the event that at any time after a
Change of Control (as defined below) but prior to the end of eighteen (18) months after such Change of Control, the Executive is discharged for any reason other than for Cause or resigns for any reason (other than due to termination for Cause), the Executive, in addition to receiving any compensation and expenses accrued and unpaid as at the date of termination of the Executive's employment, shall begin to receive upon such discharge or resignation, a severance payment equal to one (1) year's salary at the same rate of pay in effect at the date of the Change of Control to be paid in weekly installments for the one (1) year period following such discharge or resignation. In addition, Executive shall receive (i) all benefits received by the Executive as if he continued to be employed for the period of the severance payment and (ii) Executive's bonus for the period covered by the severance payment calculated on

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a prorated basis as of the date or discharge or resignation.  Anything contained herein to the contrary notwithstanding, a "Change of Control" shall be deemed to occur when a person, corporation, partnership, association, entity or group (as defined for purposes of the Securities Exchange Act of 1934, as amended) (x) directly or indirectly acquires a majority of the outstanding voting securities of ATC, including as the result of a merger or consolidation or other form of reorganization or recapitalization, or (y) acquires securities bearing a majority of voting power with respect to election of directors of ATC, including as the result of a merger or consolidation or other form of reorganization or recapitalization, or (z) acquires all or substantially all of ATC's assets or the assets of its direct or indirect subsidiaries if those assets are substantially all of the assets of the business conducted by ATC and its subsidiaries taken as a whole. Notwithstanding anything to the contrary contained herein, all payments owed to the Executive upon termination of this Agreement shall be subject to offset by the Corporation for any amounts owed to the Corporation by the Executive.

(e) Notwithstanding anything to the contrary contained herein, there shall be no requirement on the part of Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is entitled under this Agreement or as the result of any breach of this Agreement. However, in the event Executive obtains other employment during all or a portion of the period during which Executive is to receive such payments and benefits, the amount of the payments and benefits to which Executive is entitled under this Agreement during the period of other employment, shall be reduced by the amount of the base salary and equivalent benefits received by Executive from the other employment during that period. The immediately preceding sentence shall not apply in the event of any resignation

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or termination  without Cause occurring  within eighteen (18) months following a
Change of Control.

(f) The  obligations  of the  Corporation  and the  Executive  pursuant  to this
Section 5 shall survive the termination of this Agreement.

(g) Options. In the event the Executive is entitled to severance benefits pursuant to subsection 5(a)(i), the Executive's stock options and other exercise rights shall remain exercisable in accordance with the provisions of the Stock Option Plan, and, in accordance with Section 5 (h) below.

(h) Vesting of Benefits. If the Executive's employment terminates as a result of Involuntary Termination other than Cause, or if a Change-of-Control occurs as defined herein, then any unvested benefits on the date of termination or the date of Change-of-Control, including stock options, restricted stock, stock appreciation rights, growth units, or other incentive compensation, shall immediately accelerate and one hundred percent (100%) of such unvested benefits shall become fully vested and exercisable. The Executive shall thereupon have fully vested rights to such benefits in accordance with the terms of the applicable plan or agreement and will have a period of three (3) months from the date of termination or the date of the Change-in-Control to exercise such stock options, stock appreciation rights, growth units or restricted stock.

     6. NOTICES. Any written notice permitted or required under this Agreement shall be deemed sufficient when hand delivered or posted by certified or registered mail, postage prepaid, and addressed to:

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                                   If to ATC:
                                   ----------

                                   ATC Healthcare, Inc.
                                   1983 Marcus Avenue
                                   Lake Success, New York 11042
                                   Attention: David Savitsky

                                          or

                                   If to the Executive:
                                   --------------------

                                   Daniel M. Pess
                                   227 Carpenter Avenue
                                   Sea Cliff, New York 11579


     Either party may, in accordance with the provisions of this Section, give written notice of a change of address, in which event all such notices and requests shall thereafter be given as above provided at such changed address.

     7. CONFIDENTIALITY OBLIGATIONS; NON-COMPETITION BY EXECUTIVE

          (a) The Executive acknowledges that in the course of performing his duties hereunder, he will be made privy to confidential and proprietary information. The Executive covenants and agrees that during the term of this Agreement and at any time after the termination of this Agreement, he will not directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, disclose to others or use for his own benefit or cause or induce others to do the same, any proprietary or confidential information or trade secrets of ATC, including but not limited to, any confidential information concerning the business of ATC.

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          (b)  The Executive agrees that,  during the term hereof and for twelve
               (12) months following the termination hereof, he will not, within the United States (A) compete, directly or indirectly, for his own account or as an employee, officer, director, partner, joint
               venturer,   shareholder,   investor,   or  otherwise,   with  the
               supplemental staffing and permanent placement business conducted by ATC; or (B) be employed by, work for, advise, consult with, serve or assist in any way, directly or indirectly, any person or entity whose business competes with the supplemental staffing or permanent placement business conducted by ATC or (C) directly or indirectly solicit, recruit or hire any employee of ATC to leave the employ of ATC; or (D) solicit any client or customer of ATC to terminate or modify its business relationship with ATC. Notwithstanding the foregoing, Executive's ownership of less than five (5%) of the outstanding stock of any publicly-traded company shall not be deemed to violate this subsection.

          (c)  The  foregoing  restrictions  on the  Executive set forth in this
               Section 7 shall be operative for the benefit of ATC and of any business owned or controlled by ATC, or any successor or assign of any of the foregoing. In addition, the severance payments noted above are deemed consideration for Executive's compliance with this Section 7.

          (d) Executive acknowledges that the restricted period of time and geographical area specified in this Section 7 is reasonable, in view of the nature of the business in which ATC is engaged and

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               the  Executive's  knowledge  of ATCs'  business.  Notwithstanding anything  herein to the  contrary,  if the  period of time or the
               geographical   area   specified  in  this  Section  7  should  be
               determined to be unreasonable in a judicial proceeding, then the period of time and territory of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable.

          (e) The parties acknowledge that any breach of this Section 7 will cause ATC irreparable harm for which there is no adequate remedy at law, and as a result of this, ATC shall be entitled to the issuance of an injunction, restraining order or other equitable relief in favor of ATC restraining Executive from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy ATC may have at law or in equity.

          (f) For purposes of this Section 7, the term "ATC" shall refer to the Corporation and all of its parents, subsidiaries and affiliated corporations.

     8. JURISDICTION. The Executive consents to the jurisdiction of the Supreme Court of the State of New York or of any Federal Court in the City of New York for a determination with respect to Section 7 only and authorizes the service of process on him by registered mail sent to him at his address shown in ATCs' records.

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(a) ARBITRATION. Any controversy, dispute or claim arising out of or relating to this Agreement, or the breach hereof, except for those arising from section 7, shall be resolved by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association through its New York, New York office, and the hearing of such dispute will be held in New York, New York. The decision of the arbitrator(s) will be final and binding on all parties to the arbitration and said decision may be filed as a final judgment in any court. The prevailing party in any arbitration shall be entitled to recover its reasonable attorney' fees and costs from the other party or parties. Notwithstanding the foregoing, nothing contained in this Agreement shall limit a party's right to seek specific performance of any term or provision of this Agreement to the extent permitted by applicable law.

(b) LEGAL FEES. In the event that, after a Change of Control, the Executive is required to enforce this Agreement or to procure the benefits hereunder through arbitration or litigation, the Executive shall be entitled to reasonable legal fees and all out-of-pocket expenses.

     9. STOCK OPTIONS. The Executive will be granted stock options to purchase 400,000 shares of the publicly traded stock of ATC on the Effective Date. This grant will be issued at the closing price of ATCs' stock on the day before the Effective Date and vest over 3 years in accordance with the terms of an Option Agreement between the Executive and the Corporation, a copy of which is attached. Vesting will occur as follows; 25% (twenty-five percent) of the shares underlying the grant will vest one (1) year from the Effective Date and the remaining 75% (seventy-five percent) of the shares will vest monthly in equal

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amounts of 12,500 shares over the  following two (2) years.  It is intended that all stock options issued to the Executive during the term of the Agreement, will be "Incentive Stock Options" to the extent permitted by applicable laws and regulations.

     10. INDEMNIFICATION AND INSURANCE. In the event that during or after the term of this Agreement, Executive is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), by reason of the fact that he is or was an officer, employee or agent of the Corporation or acting in such capacity, Executive shall be indemnified and held harmless by the Corporation to the fullest extent authorized by applicable law and the Corporation's Bylaws, it being agreed that such indemnification, including the obligation to advance expenses, shall be mandatory, subject to applicable law. The Corporation agrees, that it will maintain Directors and Officers Insurance during the term of this Agreement and for a period of three (3) years thereafter covering Executive and the other officers and managers of the Corporation in an amount that is generally in effect at other similar public companies.

     11. BINDING EFFECT. This agreement shall bind and inure to the benefit of ATC, its successors and assigns and shall inure to the benefit of, and be binding upon, the Executive, his heirs, executors and legal representatives.

     12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision, or any part thereof.

     13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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     14. ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  Agreement between  the  parties  hereto  pertaining  to  the  subject  matter  hereof  and
supersedes   all   prior   and   contemporaneous   agreements,   understandings,
negotiations, and discussions, whether oral or written, of the parties.

     15. MODIFICATION, TERMINATION OR WAIVER. This Agreement may only be amended or modified by a written instrument executed by the parties hereto. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same.



     IN WITNESS WHEREOF, ATC and the Executive have executed this Employment Agreement as of the date first above written.

                                                   ATC Healthcare, INC.

                                                   By: /s/ DAVID SAVITSKY
                                                       -------------------------
                                                       David Savitsky, CEO





                                                   By: /s/ DANIEL M. PESS
                                                       -------------------------
                                                       Daniel M. Pess, Executive